Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63399 on Form S-8 of our report dated June 21, 2024, relating to the financial statements and supplemental schedules of Viad Corp Capital Accumulation Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Tempe, Arizona

June 21, 2024